Exhibit 23.1

RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this filing on Form 8-K/A, of my report dated May 10, 2007 (included in exhibits to such filing) on the financial statements of MRC L.P. for the years ended December 31, 2004, 2005, and 2006.

RONALD R. CHADWICK, P.C.
Aurora, Colorado
July 13, 2007